Exhibit 99.1

Organicell Regenerative Medicine, Inc. Closes $5.5 Million Funding Round

MIAMI, FL / ACCESSWIRE / August 26, 2022 / Organicell Regenerative Medicine, Inc. (OTCQB:OCEL), a clinical-stage biopharmaceutical company principally focused on the development of innovative regenerative medicine and biological therapeutics, has closed its previously announced $4.0 million capital raise at $0.02 and corporate restructuring transaction. Organicell also closed on an additional $1.5 million of funding at $0.04 per share from two additional investors, totaling $5.5 million in funding.

This capital infusion will allow Organicell to build out its technology platforms for more efficient operations, allow the company to advance its clinical trials, and vertically integrate new businesses that are essential to production. Organicell’s investors and board of directors strategically represent key pillars of the Company’s new business plan.

Investors Greyt Ventures, LLC and Skycrest Holdings, LLC have asked Bob Smoley, the spouse of the principal of Greyt Ventures, to act as an advisor to Organicell through its growth stage. Mr. Smoley founded MDLive, a telehealth platform, which sold to Cigna for a reported $2 billion in April of 2021. Organicell views Mr. Smoley’s vast network and experience in the tech and healthcare space to be helpful in creating the new foundation for Organicell.

Given Mr. Smoley’s involvement in advising the Company, the Company and Mr. Smoley chose to disclose that Mr. Smoley pled guilty to felony charges over a decade ago and served a brief prison camp sentence.

Mr. Smoley is a philanthropic member of his community, a devoted husband and father, and considered a visionary in the healthcare and technology industries.

Organicell’s CEO made the following statement:

“It is easy to pass judgment and slap a label on someone… I have been at fault for that myself.

Over the past couple of months, I have gotten to know Bob Smoley on a personal level. I have seen his work ethic, his family dynamic, and how highly regarded he is amongst his peers.

In the human experience people make mistakes. Sometimes things happen to people for reasons beyond their control. That said, I believe a person should not be defined by their mistakes or misfortunes but by how they overcome them.

Bob has extraordinary vision, an incredible network of uber-successful friends, and the business acumen to compete at the highest level. Bob’s introductions ultimately helped Organicell out of financial hardship. It gave this business a second chance… let’s make this a story of second chances.

One cannot change their past, they can only work to create a new future. To me, experience trumps knowledge and we’re lucky to have an advisor that has sold a healthcare company for ten-figures. Bob’s advice and guidance will be a great asset to our Company.

Organicell has begun a new chapter. I am excited to share other developments as they become relevant.”

About Organicell Regenerative Medicines, Inc.

Organicell Regenerative Medicine, Inc. (OTCQB:OCEL) is a clinical-stage biopharmaceutical company principally focusing on the development of innovative biological therapeutics for the treatment of degenerative diseases and the provision of other related services. The Company’s proprietary products are derived from perinatal sources and manufactured to retain the naturally occurring exosomes, hyaluronic acid, and proteins without the addition or combination of any other substance or diluent. To learn more, please visit https://organicell.com/.

Forward-Looking Statements

Certain of the statements contained in this press release should be considered forward-looking statements within the meaning of the Securities Act of 1933, as amended (the “Securities Act”), the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the Private Securities Litigation Reform Act of 1995. These forward-looking statements are often identified by the use of forward-looking terminology such as “will”, “believes”, “expects”, “potential”, or similar expressions, involving known and unknown risks and uncertainties. Although the Company believes that the expectations reflected in these forward-looking statements are reasonable, they do involve assumptions, risks and uncertainties, and these expectations may prove to be incorrect. We remind you that actual results could vary dramatically as a result of known and unknown risks and uncertainties, including but not limited to: potential issues related to our financial condition, competition, the ability to retain key personnel, product safety, efficacy and acceptance, the commercial success of any new products or technologies, success of clinical programs, ability to retain key customers, our inability to expand sales and distribution channels, legislation or regulations affecting our operations including product pricing, reimbursement or access, the ability to protect our patents and other intellectual property both domestically and internationally, and other known and unknown risks and uncertainties, including the risk factors discussed in the Company’s periodic reports that are filed with the SEC and available on the SEC’s website (http://www.sec.gov). You are cautioned not to place undue reliance on these forward-looking statements. All forward-looking statements attributable to the Company or persons acting on its behalf are expressly qualified in their entirety by these risk factors. Specific information included in this press release may change over time and may or may not be accurate after the date of the release. Organicell has no intention and specifically disclaims any duty to update the information in this press release.

Media Contact:

Joshua Rodriguez

CEO and Founder

CNA Finance, LLC.

(503) 464-6502